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                                  EXHIBIT 5.1
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                                                                    EXHIBIT 5.1


                          PITNEY, HARDIN, KIPP & SZUCH
                                 P.O. BOX 1945
                       MORRISTOWN, NEW JERSEY 07962-1945


                                                                   May 29, 1997

Linens 'n Things, Inc.
6 Brighton Road
Clifton, New Jersey 07015

     We have acted as counsel to Linens 'n Things, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-1 (the "Abbreviated Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of an additional 267,758 shares of common stock, par value $0.01 per share (the "Shares"). The Shares are to be purchased by an underwriting syndicate co-led by Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation and offered for sale to the public together with shares of the same class of common stock registered pursuant to the Company's Registration Statement on Form S-1 (No. 333-27239), which was declared effective today (the "Initial Registration Statement").

        We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and by-laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth. In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

     Based on the foregoing, it is our opinion that when, as and if the Abbreviated Registration Statement shall have become effective pursuant to the provisions of the Act, and the Shares shall have been delivered by the Selling Stockholder identified in, and sold in accordance with the form of Underwriting Agreement which is an Exhibit to, the Initial Registration Statement which has been incorporated by reference into the Abbreviated Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

        The foregoing opinion is limited to the laws of the State of Delaware. We are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as an Exhibit to the Abbreviated Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Initial Registration Statement which has been incorporated by reference into the Abbreviated Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                                Very truly yours,


                                                /s/ PITNEY, HARDIN, KIPP & SZUCH
                                                --------------------------------
                                                Pitney, Hardin, Kipp & Szuch